Exhibit 10.1

TMC the metals company Inc.

AMENDMENT NO. 1 TO At-The-Market EQUITY DISTRIBUTION AGREEMENT

December 21, 2023

STIFEL, NICOLAUS & COMPANY, INCORPORATED
One South Street, 15th Floor
Baltimore, Maryland 21202

Wedbush Securities Inc.
600 Montgomery Street
29th Floor
San Francisco, California 94111

Ladies and Gentlemen:

TMC the metals company Inc. (the “Company”), together with Wedbush Securities Inc. (“WS”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”), are parties to that certain At-The-Market Equity Distribution Agreement, dated December 22, 2022 (the “Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

In connection with the foregoing, the parties desire to amend the Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) to terminate the participation of Stifel as an agent (the “Prior Agent”) in the offering of Common Shares under the Agreement as follows:

1.	The definitions of “Agents” in the first paragraph of the Agreement is hereby amended to delete Stifel and all references to “Agents” in the Agreement are intended to reference solely the single remaining Agent unless and until the Agreement is further amended to add any additional Agent(s).

2.	The heading on the first page of the Agreement is hereby amended to delete the name and address of the Prior Agent.

3.	Section 11 of the Agreement is hereby amended to delete the name and address of the Prior Agent.

3.	Each of Schedule 1 to the Agreement and Annex 1 to the Agreement are hereby amended to delete all references to the Prior Agent.

4.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

5.	As of the date of this Amendment, the parties agree that the Prior Agent shall no longer be considered to be an Agent under the Agreement, and all of its rights and obligations under the Agreement are hereby terminated, except that except that the provisions of Section 5 (Payment of Expenses), Section 7 (Indemnification), Section 8 (Representations, Warranties and Agreements to Survive Delivery), Section 10 (Termination), Section 14 (Waiver of Jury Trial) and Section 15 (Governing Law; Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination as to the Prior Agent; provided, however, that the consent of the Prior Agent shall not be required for any amendment or modification to or waiver of any provision of the Agreement except for any amendment or modification to or waiver of any of the provisions of the Agreement that remain in full force and effect with regard to the Prior Agent that would adversely affect the rights of the Prior Agent.

6.	This Amendment together with the Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company, WS and Stifel. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Agreement shall continue to refer to the date of the Agreement.

7.	The Company, WS, and Stifel hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

8.	This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

9.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

If the foregoing correctly sets forth the understanding between the parties, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Agreement.

Very truly yours,

TMC the metals company Inc.

By:	/s/ Craig Shesky
Name: Craig Shesky
Title: Chief Financial Officer

Accepted as of the date hereof:

Wedbush Securities Inc.

By:	/s/ Burke Dempsey
Name: Burke Dempsey
Title: EVP Head of Investment Banking & Capital Markets

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Justin P Bowman
Name: Justin P Bowman
Title: Managing Director

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